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                                                                    EXHIBIT 10.1
                      UNIVERSAL HEALTH REALTY INCOME TRUST
                              1997 INCENTIVE PLAN

     1.   Purposes. The Universal Health Realty Income Trust 1997 Incentive
Plan (the "Plan") is intended to provide a method whereby employees of Universal Health Realty Income Trust (the "Trust"), including officers, directors, consultants and other people who are responsible for the management and growth of the business and who are presently making and are expected to continue making substantial contributions to the successful management and growth of the Trust, may be offered incentives in addition to those presently available and may be stimulated to personal involvement in the fortunes of the Trust to continue in the service of the Trust, thereby advancing the interests of the Trust and its shareholders. Accordingly, the Trust may, from time to time, grant to such employees, as may be selected in the manner hereinafter provided, on the terms and conditions hereinafter established, (i) options (each, an "Option") to purchase shares of the beneficial interest, par value $.01 per share, of the Trust (the "Shares"), including incentive stock options (each, an "ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and any successor statute (the "Code"), (ii) dividend equivalent rights with respect to Shares (each, a "DER") or (iii) any combination thereof. Each such grant shall hereinafter be referred to as an "Award."

     2. Administration of the Plan. The Plan shall be administered by the Board of Trustees of the Trust (the "Board"). Subject to the provisions of the Plan, the Board is authorized to make all determinations and to take all actions necessary or advisable for the administration of the Plan, including determining the persons to whom Awards are to be granted and the types and combinations of Awards to be granted.

          The interpretation and construction by the Board of any provisions of the Plan or of any agreement or of other matters related to the Plan shall be final. The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

     3. Stock Subject to the Plan. The Shares to be issued under the Plan shall be made available either from authorized but unissued Shares or from Shares reacquired by the Trust, including Shares purchased in the open market.

          Awards and Shares issued under the Plan shall be subject to the terms, conditions and restrictions specified in the Plan and to such other terms, conditions and restrictions as the Board may provide.

          Subject to the provisions of the succeeding paragraphs of this
Section 3, the aggregate number of Shares which may be issued with respect to Awards under the
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Plan shall not exceed 400,000 Shares of the Trust. For purposes of this Section
3 and Section 5, each outstanding DER shall be deemed to have been issued with respect to one Share, and such Share shall be counted against the maximum number of Shares available under the Plan.

         If, prior to the termination of the Plan, Awards issued under the Plan shall be terminated or canceled by the Trust pursuant to the provisions hereof, such Shares shall again become available for issuance under the Plan.

         In the event that the number of outstanding Shares shall be changed by reason of split-ups, combinations of shares, recapitalizations or stock dividends, the number of Shares which may thereafter be available under the Plan, the number of Shares covered by outstanding Options, the exercise prices of Options and the number of Shares with respect to which DERs were granted will be appropriately adjusted as determined by the Board so as to reflect any such change, which determination shall be conclusive. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Shares with stock of another corporation, the Trust will make a reasonable effort, but shall not be required, to replace any outstanding Awards granted under the Plan with comparable Awards or will provide for immediate maturity of all outstanding Awards, with all Awards not being exercised within the time period specified by the Board being terminated.

     4. Issuance of Shares. Shares issued under the Plan may be issued for such lawful consideration as shall be determined by the Board.

     5. Eligibility for Grants. Awards may be granted under the Plan to employees of the Trust. The term "employees" shall include officers, directors and consultants who need not be full-time employees of the Trust, as well as other persons who are determined by the Board to be making and/or are expected to continue to make substantial contributions to the Trust by providing services to the Trust, provided that only employees as determined pursuant to the Code may be granted ISOs.

         Subject to the provisions of the Plan, the Board shall have exclusive authority, among other things, to select the employees who are to participate in the Plan, to determine the Awards, if any, to be granted to each employee, to determine the Shares to be covered by each Award granted, to determine the time or times when Awards shall be exercisable and the restrictions, if any, which may apply to Awards or Shares acquired thereunder, and to prescribe the form of Awards granted under the Plan; provided, however, that Awards covering no more than 100,000 Shares may be granted to any one employee per annum.

     6. Termination of Employment. In the event that the holder of an Award granted pursuant to the Plan shall cease to be employed by, or provide services to, the Trust for any reason, any Awards granted to such person pursuant to the Plan shall (unless the Board determines otherwise) terminate simultaneously with the termination of employment or the cessation of services.


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          No Awards granted under the Plan shall confer upon any employee to whom an Award is granted the right to continue in the employment of, or as a consultant to, the Trust or affect the right of the Trust to terminate any employee's employment at any time.

     7. Non-Transferability of Awards. No Award under the Plan shall be sold, assigned, pledged, encumbered or otherwise transferred by the employee who is granted such Award unless the Board determines otherwise.

     8. Options. The Board may grant to any eligible employee Options either in combination with DERs or as a separate Award under the Plan. Each Option shall entitle the employee to an option to purchase Shares on terms and conditions to be determined by the Board. The Board shall specify whether such Option is an ISO or a nonqualified stock option (each, a "NQO"). To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not so qualify shall constitute a separate NQO.

          The exercise price of the Shares covered by each Option shall be determined by the Board; provided, however, that the exercise price of an ISO shall not be less than one hundred percent (100%) of the fair market value of the Shares on the date of grant; and provided, further, that the exercise price of an ISO granted to an employee owning more than ten percent (10%) of the total combined voting power of the Trust (a "10% Holder") shall not be less than one hundred ten percent (110%) of the fair market value of the Shares on the date of grant.

          The term of each Option shall be determined by the Board; provided, however, that each ISO shall expire no later than ten (10) years after the date of grant; and provided, further, that each ISO granted to a 10% Holder shall expire no later than five (5) years after the date of grant.

          An employee electing to exercise an Option under the Plan shall give written notice to the Trust in person or by first class mail, postage prepaid, of such election and of the number of Shares the employee has elected to acquire. The exercise price of an Option under the Plan may be paid in cash, by check, in Shares which have been held for at least six months, or any combination thereof, or, in the Board's discretion, in the form of a promissory note. If Shares are tendered as payment of the Option exercise price, the value of such Shares shall be their fair market value as of the date of exercise which shall be determined at the close of business on the date preceding such exercise. If such tender would result in the issuance of fractional Shares, the Trust shall instead round to the nearest whole Share. Notices of exercise shall be accompanied by payment of the full purchase price of such Shares in cash or by check or Shares (which Shares may be constructively tendered under such procedures as may be set out by the Board). Each notice to the Trust shall be addressed to it at its principal office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406, Attention: Secretary, or such other address as the Trust shall


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furnish to the employee.  Until the employee's written notice and payment have been received by the Trust, the employee shall possess no shareholder rights with respect to the Shares issued upon the exercise.

     9. Dividend Equivalent Rights. The Board may grant to any eligible employee DERs either in combination with an Option or as a separate Award under the Plan on terms and conditions determined by the Board. On a dividend payment date for the Shares, each employee with an outstanding DER shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date related to such dividend.

          The Board shall determine at the time of grant whether payment pursuant to a DER shall be immediate or deferred and if immediate, the Trust shall make payments pursuant to each DER concurrently with the payment of the quarterly dividend to holders of Shares. If deferred, the payment shall not be made until a date or the occurrence of an event specified by the Board and then shall be made within 30 days after the occurrence of the specified date or event, unless the right is forfeited under the terms of the Plan or applicable award grant.

          With respect to DERs granted in combination with an Option, at the time of the exercise of such Option, the employee will be required to settle such DERs. At the employee's election, any payment to be made to the employee upon settlement of a DER concurrently with the exercise of an Option may, at the discretion of the Board, be offset against the exercise price of the Option. In the event of the expiration of an Option granted in combination with a DER, the employee shall nevertheless be entitled to settle such DER immediately following such expiration in accordance with the Plan.

          Notwithstanding anything to the contrary contained herein, neither the Board nor the Trust shall be obligated to declare or pay dividends of any kind.

     10. Amendments to the Plan. The Board may at any time alter, amend, suspend or terminate or from time to time modify the Plan; provided, however, that no such action shall impair any Awards theretofore granted under the Plan; and provided, further, that no such modification without the approval of shareholders of the Trust representing at least the majority of the votes of the Trust represented and voting at a duly held meeting shall:

          (a) increase the maximum number of Shares which may be issued under the Plan in the aggregate; or

          (b) extend the period during which Awards may be granted under the Plan.

     11. Successors and Assigns. The provisions of the Plan shall be binding upon all successors and assigns of an employee granted Awards or acquiring Shares under



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the Plan, including, without limitation, the estate of any such employee and the executors, administrators or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such employee.

     12. Effective Date and Termination Date of the Plan. The Plan shall become effective as of [June 12], 1997, but subject, nevertheless, to (a) approval, if required, by the shareholders representing at least a majority of the votes of the Trust at a duly constituted meeting of shareholders, or by such greater percentage as may from time to time be required, under the laws of the State of Maryland and applicable rules or regulations of the New York Stock Exchange, and
(b) approvals, if required, of any other public authorities. The Plan shall terminate on [June 11], 2007; provided, however, that Awards granted on or before such date shall remain exercisable, in accordance with their respective terms, after the termination of the Plan.

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